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                                                                      EXHIBIT 11


                       CAREDATA.COM, INC. AND SUBSIDIARIES
              STATEMENTS OF COMPUTATION OF PER SHARE INCOME (LOSS)
                    (in thousands, except per share amounts)


                                                                     THREE MONTHS             NINE MONTHS
                                                                   ENDED SEPTEMBER 30,    ENDED SEPTEMBER 30,
                                                                     1999       1998        1999        1998
                                                                    ------     ------     -------    --------
Net income (loss)                                                   $   11     $  234     $(1,234)   $(10,947)
                                                                    ======     ======     =======    ========

Weighted average number of common shares outstanding                 8,215      7,260       7,757       5,677
                                                                    ======     ======     =======    ========

Net income (loss) per share of common stock - basic                 $ 0.00     $ 0.03     $ (0.16)   $  (1.93)
                                                                    ======     ======     =======    ========

Shares used in net income (loss) per diluted share calculation:
  Weighted average number of common shares outstanding               8,215      7,260       7,757       5,677
  Dilutive securities                                                  749        271          --          --
                                                                    ------     ------     -------    --------
                                                                     8,964      7,531       7,757       5,677
                                                                    ======     ======     =======    ========

Net income (loss) per share of common stock - diluted               $ 0.00     $ 0.03     $ (0.16)   $  (1.93)
                                                                    ======     ======     =======    ========